EXHIBIT 11


              CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated December 12, 1996 with respect to Stein Roe Institutional High Yield Fund in the Registration Statement (Form N-1A) of Stein Roe Institutional Trust and related Prospectus and Statement of Additional Information of Stein Roe Institutional High Yield Fund, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-13331) and in this Amendment No. 4 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-07823).


                                      ERNST & YOUNG LLP


Chicago, Illinois
June 23, 1997